UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

RLJ LODGING TRUST

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-35169	27-4706509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7373 Wisconsin Avenue, Suite 1500 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 280-7777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of beneficial interest, par value $0.01 per share	RLJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2025, the Board of Trustees (the “Board”) of RLJ Lodging Trust (the “Company”) appointed Nikhil Bhalla as Senior Vice President, Chief Financial Officer and Treasurer of the Company.

Mr. Bhalla, 51, joined the Company in July 2015, serving as Vice President, Finance and Financial Planning & Analysis from July 2015 to March 2019, Vice President and Treasurer, Corporate Strategy & Investor Relations from March 2019 to March 2021 and Senior Vice President, Finance and Treasurer from March 2021 to September 2025. Prior to joining the Company, Mr. Bhalla served as Vice President, Equity Research at FBR Capital Markets & Co. from September 2008 to July 2015, Director, Feasibility & Strategic Analysis at Host Hotels & Resorts from June 2006 to July 2008 and Senior Associate at Susquehanna International Group, LLP from January 2005 to May 2006. Mr. Bhalla received a bachelor’s degree in Hotel Administration from the Welcomgroup Graduate School of Hotel Administration, India in 1995 and a master’s degree in hospitality administration and management from Cornell University in 2003.

In connection with his appointment, the Company and RLJ Lodging Trust, L.P., the Company’s operating partnership, entered into an employment agreement with Mr. Bhalla (the “Employment Agreement”), pursuant to which Mr. Bhalla will be employed as Senior Vice President, Chief Financial Officer and Treasurer of the Company.

The Employment Agreement is effective as of September 15, 2025. Including the automatic renewal term set forth in the agreement, the term of the Employment Agreement runs until September 15, 2029. Mr. Bhalla’s annual base salary will be $425,000, which base salary is subject to annual review and may be increased but not decreased from time to time. Mr. Bhalla is eligible to receive (i) an annual cash bonus, with a target cash bonus opportunity equal to 75% of his then-current base salary and (ii) ongoing equity incentive awards.

The Employment Agreement also (i) sets forth Mr. Bhalla’s right to severance payments and/or benefits upon his termination of employment and (ii) contains customary non-competition and non-solicitation covenants that apply during the term and for 12 months following the expiration or termination of Mr. Bhalla’s employment.

A copy of the Employment Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

As a result of Mr. Bhalla’s appointment as Chief Financial Officer of the Company, Leslie D. Hale ceased serving as interim principal financial officer of the Company.

Item 8.01. Other Events

On September 18, 2025, the Company issued a press release announcing the appointment of Mr. Bhalla as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is filed as part of this report:

Exhibit Number	Description
10.1	Employment Agreement, dated as of September 15, 2025, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Nikhil Bhalla
99.1	Press release dated September 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: September 18, 2025	By:	/s/ Leslie D. Hale
Leslie D. Hale
President and Chief Executive Officer